                                                                    EXHIBIT 4.11

                               REVOLVING AND TERM

                           LOAN AND SECURITY AGREEMENT

         THIS AGREEMENT, dated as of April 11, 1991, by and between FARMINGTON SAVINGS BANK, a banking corporation organized under the laws of the State of Connecticut (hereinafter called the "Bank"), and THE UNIONVILLE WATER COMPANY, a Connecticut public service company having its main office and principal place of business at 30 Mill Street, Unionville, Connecticut 06085 (hereinafter called the "Borrower"), sets forth the terms and conditions whereby the Bank will lend funds to the Borrower to be secured, applied and repaid as follows:

                                   WITNESSETH:

         WHEREAS, the Borrower has made certain representations to the Bank and has requested the Bank to lend funds to the Borrower; and

         WHEREAS, the Bank, in reliance on said representations of the Borrower, is willing to lend such funds to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

                               SECTION 1. THE LOAN

         The Loan, as that term is used herein, shall refer collectively to (i) a term loan (the "Term Loan") in the amount of One Million Nine Hundred Thousand Dollars ($1,900,000), on the terms set forth in Section 2, below, (ii) a Revolving Line of Credit (the "Revolving Line of Credit") in an amount not to exceed Five Hundred Thousand Dollars ($500,000), on the terms set forth in
Section 3, below.

                            SECTION 2. THE TERM LOAN

         2.01 (a) The principal amount of the Term Loan will be One Million Nine Hundred Thousand Dollars ($1,900,000). The Term Loan will be a twenty (20) year term loan, and the entire principal amount of the Term Loan will be advanced to the Borrower in full at the Closing.

                  (b) The Term Loan will be evidenced by a promissory note made payable to the order of the Bank and substantially in the form of Exhibit A attached hereto (the "Term Note"; such term shall also apply to any extensions, renewals, modifications, or replacements thereof), which shall be duly executed by Borrower with all appropriate blanks completed.

                                                                    EXHIBIT 4.11

                  (c)      The Term Note shall bear interest as follows:

                  (i) from the date of the Term Note through the date which is five (5) years from the date on which the first payment is due thereunder, the interest rate shall be determined by adding two and one-half percentage points (2.5%) (the "Margin") to the most recent available Federal Home Loan Bank of Boston Long-Term, Regular, 5 Year, Fixed Rate Mortgage Rate (the "Index"), one week prior to the execution of the Term Note, rounded to the next highest one-eighth of one percentage point (0.125%); and

                  (ii) effective on the sixtieth (60th) monthly anniversary of the due date of the first payment, and on each sixtieth (60th) monthly anniversary date thereafter (each anniversary referred to herein as an "Interest Change Date"), the interest rate on the Term Note shall be increased or decreased to a rate determined in accordance with the Index. If the Index is no longer available, the Bank will use a similar index chosen by the Bank in the exercise of its reasonable discretion. The most recent Index available forty-five (45) days prior to the Interest Change Date will be the "Current Index". The applicable new interest rate will be computed by adding the Margin to the Current Index and rounding the result to the next highest one-eighth of one percentage point (0.125%). Each new interest rate will be effective beginning on each Interest Change Date.

         2.02 In the event that any payment due under the Term Note or the Revolving Line of Credit Note, whether of principal, interest, or otherwise, is not received by the Bank within fifteen (15) days from the date on which it is payable, (a) the unpaid and outstanding balance of the Term Note shall bear interest, from the date on which the overdue payment was originally payable, at a rate which is 3 percentage points (3.0%) in excess of the applicable rate as set forth in Section 2.01 (c) hereof (the "default rate"), and (b) the Bank shall charge and collect (in addition to interest at the default rate) a late charge of five percent (5%) of the overdue payment.

         2.03     The Borrower shall make payments on the Term Note, as follows:

         Beginning on the first day of the second month after the execution of the Term Note, and on the first day of each succeeding month, the Borrower shall pay to the Bank monthly payments of principal and interest in an amount adequate to amortize the Term Note, based upon the interest rate determined in accordance with Section 2.01(c) (i) above, in twenty (20) years, including a final 240th payment of all principal and interest due to repay the Term Note in full not later than twenty years and 59 days from the date of the Term Note (the "Final Maturity"), provided however, effective with the due date of the sixty-first (61st) monthly payment, and on each sixtieth (60th) monthly anniversary of that date thereafter (each such date referred to hereinafter as a "Payment Change Date"), the monthly payments of principal and interest shall be adjusted to amortize the remaining balance of the Term Note, based upon the appropriate interest rate determined in accordance with Section 2.01(c) (ii) hereof for the Interest Change Date immediately preceding the

                                                                    EXHIBIT 4.11

         Payment Change Date, within the period measured from the applicable Interest Change Date until the Final Maturity.

         2.04 The Borrower shall have the right to prepay the Term Note without penalty for the 30 days preceding each Interest Change Date upon 30 days' prior notice to the Bank. Prepayment made at any other time shall be allowed only upon payment by the Borrower of a "Prepayment Charge", as hereinafter defined. The Prepayment Charge shall be 110% of the present value of the difference between:

         (a) the interest on the amount prepaid for the remaining term to the next Interest Change Date, as determined by the Current Index, and

         (b) the interest on the same amount for the remaining term to the next Interest Change Date, as determined by the Index in effect for that maturity on the day prepayment is made.

                     SECTION 3. THE REVOLVING LINE OF CREDIT

         3.01 (a) Upon the terms and subject to the conditions of this Agreement, Bank agrees to lend and relend to the Borrower from time to time during the period from and including the date hereof through April 30, 1992, as requested by the Borrower in accordance with the terms of subsection 3.01(b) below, amounts which in the aggregate at any one time outstanding do not exceed Five Hundred Thousand Dollars ($500,000) (the "Revolving Line of Credit").

                  (b) The Borrower may notify the Bank at any time of its intention to borrow under the provisions of subsection 3.01(a) above.

                  (c) The Bank will disburse the amount of such borrowing at its main office in lawful money of the United States of America by credit to an account of the Borrower maintained at such office.

         3.02 The Revolving Line of Credit will be evidenced by a promissory note made by the Borrower payable to the order of the Bank in the form of Exhibit B attached hereto (the "Revolving Line of Credit Note"; such term shall also apply to any extensions, renewals, modifications, or replacements thereof; the Revolving Line of Credit Note and the Term Note are sometimes hereinafter collectively referred to as the "Notes"), which shall be duly executed by the Borrower.

         3.03 (a) The Revolving Line of Credit Note shall bear interest on the unpaid principal balance thereof from time to time outstanding at a rate which shall be a floating rate equal to one percentage point (1.0%) above the Bank's "Base Rate", which rate shall change and be adjusted simultaneously with any changes in the Base Rate during the period the Revolving Line of Credit is outstanding. The Bank's Base Rate is the rate published by the Bank from time to time as such and is not necessarily the best or lowest rate charged by the Bank.

                                                                    EXHIBIT 4.11

                  (b) Interest shall be payable at the aforesaid rate(s) on the outstanding principal balance of the Revolving Line of Credit, both before and after maturity, by acceleration or otherwise, whether or not judgment is rendered hereon, until paid in full. Interest shall be computed on the basis of a year of 360 days, and shall be payable monthly in arrears, on the first day of each month, for the actual number of days in each month commencing on the first such date after the Bank first advances funds hereunder.

         3.04 The Borrower may prepay the principal balance outstanding under the Revolving Line of Credit Note from time to time, in full or in part, without penalty.

         3.05 In the event that any payment due under the Revolving Line of Credit Note or the Term Note, whether of principal, interest, or otherwise, is not received by the Bank within fifteen (15) days from the date on which it is payable, (a) the unpaid and outstanding balance of the Revolving Line of Credit Note shall bear interest, from the date on which the overdue payment was originally payable, at a rate which is three (3) percentage points in excess of the applicable rate as set forth in Section 3.03(a), above (the "line of credit default rate"), and (b) the Bank shall charge and collect (in addition to interest at the line of credit default rate) a late charge equal to 5% of the overdue payment.

         3.06 Unless the term of the Revolving Line of Credit is extended by the Bank in the Bank's sole discretion, the Borrower shall, on April 30, 1992, make one final payment to the Bank in the amount of the then outstanding principal balance of the Revolving Line of Credit Note, with all accrued and unpaid interest and any other sums then due and owing thereunder.

                         SECTION 4. USE OF LOAN PROCEEDS

         4.01 The proceeds of the Term Loan shall be used by the Borrower exclusively for the refunding of the Borrower's existing $1,600,000 indebtedness to the Bank and to proceed with ongoing capital improvements to the Borrower's utility plant.

         4.02 The proceeds of the Revolving Line of Credit shall be used by the Borrower exclusively to fund the Borrower's working capital needs.

                    SECTION 5. MORTGAGE AND SECURITY INTEREST

         5.01 To secure the prompt payment and performance of the Loan, and each portion thereof, the Borrower by these

                                                                    EXHIBIT 4.11

presents does hereby pledges, assigns, transfers, and grants to the Bank security interests in all of the real property, tangible and intangible personal property, and all the corporate rights and franchises, income, licenses, permits, privileges and easements of the Borrower, including, but without limiting the generality of the foregoing, all of the real estate, lands, premises and other property hereinafter described, with all of the buildings and improvements thereon and all of the hereditaments appurtenant thereto; and all machinery, engines, implements, equipment, pipe lines, conduits, aqueducts, dams, reservoirs, wells, fences, structures, fixtures and appurtenants; and all mill privileges, rights in or to the diversion of water, riparian and shore rights, releases of damages, flowage rights and easements, whether now owned, used or enjoyed, or hereafter acquired, owned or enjoyed by the Borrower (all of the foregoing, with all other property and rights and interests in property intended to be hereby conveyed, mortgaged, transferred and assigned, or at any time conveyed, mortgaged, transferred, assigned or delivered, and all money paid to and from time to time held by the Bank and all proceeds of any of the foregoing at any time conveyed, mortgaged, transferred, assigned, paid and/or delivered to and from time to time held by the Bank all of which being herein generally called, collectively, the "Property"), the Property including, but without limiting the generality of the foregoing, the following property:

         (a) All real estate, land and premises and all rights and interests therein, situated in several towns named and described in the instruments set forth in Exhibit C-1 attached hereto, the Borrower hereby agreeing to execute and file in the office of the Secretary of the State in accordance with Section 49-5 of the Connecticut General Statutes an Open End Mortgage Deed and Security Agreement in the form of Exhibit D attached hereto with respect to all of the Borrower's Property, including but not limited to such real property; and

         (b) all water supply, transmission and distributing mains, conduits and pipes of the Company, and all meters, service pipes, hydrants, hydrant connections and other appliances and apparatus physically connected with said mains, conduits and pipes as including, but not limiting the generality of the foregoing the property set forth on Exhibit C-2 attached hereto; and

         (c) all machinery, pumps, dams, generators, engines, implements, boilers, equipment and systems and other similar tangible personal property of the Company, including but not limiting the generality of the foregoing the property set forth on Exhibit C-3 attached hereto; and

         (d) all intangible property of the Borrower, including without limiting the generality of the foregoing, all accounts and accounts receivable of the Borrower; and

          (e) all after--acquired real and personal property and rights and interests therein, of whatever nature.

         5.02 All of the foregoing security interests, rights of assignment, rights as a contracting party, and other rights, powers and privileges granted, given, conveyed and/or assigned to the Bank as described above will be senior and prior interests and rights, not subject to or junior in order of priority or preference to any competing or derogating interests or rights in or to the property or subject matter to which they pertain except as set forth on Exhibit G, attached hereto and made a part hereof.

                                                                    EXHIBIT 4.11

         5.03 The Borrower expressly agrees to provide the Bank, upon request, and in form and substance acceptable to it, with such mortgages, security agreements, financing statements, specific contract assignments or other instruments of assignment, conveyance or memoranda of transfer, including consents of other contracting parties, as may be deemed by it to be reasonably necessary to acquire or perfect the Bank's interests in the security described above.

         5.04 Until the occurrence of an Event of Default as defined hereunder, the Borrower shall have full right and authority to possess, maintain, utilize and enjoy all property and interests in property, both real and personal, and tangible and intangible, including funds, which are in any way subject to a security interest or rights as a secured party or otherwise pursuant to the terms of this Agreement or pursuant to any other instrument of security contemplated herein.

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that, as of the date hereof:

         6.01 The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Borrower has the requisite corporate power and authority and all necessary franchises, licenses and permits to own and operate its properties and to carry on its business as now conducted, and to enter into and bind itself to the terms of this Agreement, the Notes, and all other agreements and instruments contemplated herein, in the manner described herein, without any further or additional action of any of its directors or shareholders or other bodies or authorities.

         6.02 The execution and delivery of this Agreement, the Notes, and the evidence of security contemplated herein, will not contravene any term, condition or provision of the Borrower's Certificate of Incorporation or Bylaws, or any other contract, agreement, indenture, undertaking or obligation to which the Borrower is a party or by which the Borrower or any of its assets are bound.

         6.03 All governmental consents, permissions and approvals necessary to the actions required of the Borrower under the terms of this Agreement or to the conduct of the Borrower's business have been received, and are in full force and effect, and there exist no facts which would, or with notice or the passage of time or both would, cause a suspension or revocation of any such consent, permission or approval except as indicated in writing to the Bank prior to the date hereof.

         6.04 The Borrower is not a party to nor is it in any way obligated under any material contract, operating arrangement, lease or other undertaking of any nature whatsoever except for this Agreement and such leases, arrangements, contracts and other

                                                                    EXHIBIT 4.11

obligations listed in Exhibit E attached hereto.

         6.05 The Borrower has no obligation to any person or party for any broker, finder or commission fee with respect to this Agreement.

         6.06 There are no claims, actions or administrative proceedings pending or threatened against the Borrower except as listed in Exhibit F attached hereto and made a part hereof.

         6.07 The Borrower has good title to all of its properties and assets free and clear of all liens, claims, security interests, or other encumbrances, except as set forth and described in Exhibit G attached hereto and made a part hereof.

         6.08 This Agreement, the Notes, and the other documents and instruments contemplated herein constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

         6.09 The Borrower is in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including without limitation, all orders set forth in that certain decision of the Connecticut Department of Public Utility Control in its Docket No. 89-11-14, dated May 23, 1990 entitled "Application of the Unionville Water Company for an Increase in Rates and Approval of Changes to its Rules and Regulations.

         6.10 Exhibit J is a copy of the summary plan description of Borrower's sole employee benefit plan for its employees within the meaning of Sections 3 (1) and 3 (2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (hereinafter referred to as the "Plan"). The Plan has been administered and operated in accordance with its terms and applicable law, and is "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan has not, at any time:

                  (i) engaged in any "prohibited transaction," as such term is defined Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA;

                  (ii) incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, whether or not waived.

         6.11 The Borrower is not and will not be engaged as one of its activities in the business of extending credit for the purpose of purchasing or carrying margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be applied for the purpose of purchasing

                                                                    EXHIBIT 4.11

or carrying or trading in any such stocks or securities or refinancing any credit previously extended, or of extending credit to others, for any such purpose.

         6.12 (a) The balance sheets of the Borrower as at December 31, 1989, and the related statements of income and expense for the period ending December 31, 1989, copies of which have been heretofore furnished to the Bank, are all complete and correct in all material respects and fairly present the financial condition and results of operations of the Borrower as at the date and for the period referred to and were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the period and from period to period. There are no material liabilities of the Borrower, fixed or contingent, which are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course since December 31, 1989. Since December 31, 1989, there has not occurred any material adverse change in the financial condition or operations of the Borrower.

         6.13 The representations and statements made by or on behalf of the Borrower in connection with this Agreement, the Loan and the negotiation thereof, including but not limited to those set forth in this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the representations and statements made not misleading. No information, exhibit, report, brochure or financial statement furnished by either Borrower to the Bank in connection with the Loan and its negotiation contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

         6.14 All of the Borrower's tax returns and reports, if any, required by law to be filed have been duly filed, all taxes shown as due thereon have been paid, and the Borrower has no knowledge of any proposed liability for any tax relating to its transactions, operations or income earned or accrued prior to the date hereof which might be imposed upon it.

         6.15 As of the date hereof, no event has occurred and no condition exists which, with the passage of time or the giving of notice or both, would constitute an Event of Default (as defined herein). The Borrower is not in violation of any material term of any agreement, charter instrument, bylaw, or other instrument to which it is a party or by which it or any of its property may be bound.

         6.16 The Borrower is, and will be upon consummation of the transactions contemplated by this Agreement, solvent, meaning that the Borrower has and will have assets in excess of its liabilities, and the Borrower is and will be able to pay its debts as they mature.

         6.17 The Property of the Borrower set forth in Exhibits C-1, C-2 and C-3 represent all of the real property owned by

                                                                    EXHIBIT 4.11

the Borrower and substantially all of the Borrower's utility plant and equipment used and useful in its water supply and distribution business.

                        SECTION 7. AFFIRMATIVE COVENANTS

         From and after the date hereof, and continuing so long as any portion of the Loan remains unpaid or the Borrower is entitled to borrow hereunder:

         7.01 The Borrower (a) will preserve and keep in full force and effect its legal existence as a corporation, (b) will preserve and keep in full force and effect all franchises, licenses and permits necessary to the proper conduct of its business, and, with respect thereto, shall make in a timely manner and diligently pursue all applications for renewals or extensions of such licenses and permits as are necessary under applicable law and regulation and shall keep the Bank fully informed of the expiration date or review date of all permits and licenses and the steps being taken by the Borrower in connection therewith, (c) will remain in the business in which it is now engaged, (d) will maintain and preserve and keep its properties and equipment, whether owned in fee or otherwise, in good repair and working order, normal wear and tear excepted, and (e) from time to time will make all necessary repairs, replacements, renewals and additions thereto so that at all times its properties and equipment will be efficiently maintained and operated.

         7.02 The Borrower will promptly pay and discharge or cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or in respect of all or any part of the properties and business of the Borrower; will promptly pay and discharge all claims for work, labor or material which if unpaid might become a lien or charge upon any property of the Borrower, provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings, and if such contest shall not result, during its pendency, in the levy or foreclosure of any lien against the property in question or expose the Bank or the Borrower to criminal prosecution, and provided, further, that the Borrower shall in such event set aside on their books reserves deemed by it to be adequate with respect thereto.

         7.03 The Borrower shall keep all of its properties, real and personal, adequately insured at all times with such responsible insurance carriers and to such limits and with such deductibles as may be ordinarily maintained by others engaged in

                                                                    EXHIBIT 4.11

the same or similar business as the Borrower against loss or damage by fire and other hazards. The Borrower shall, at its expense, at all times maintain adequate insurance with responsible insurance carriers ordinarily maintained by others engaged in the same or similar business as the Borrower against liability on account of damage to persons and property and under all applicable Workers' Compensation Laws, and shall maintain adequate insurance covering such other risks as the Bank may reasonably from time to time require. The Borrower shall, at its expense, keep and maintain comprehensive liability insurance against hazards and risks ordinarily insured against and ordinarily maintained by other users of similar properties and by others engaged in the same or similar business as the Borrower, provided that in no event shall any such insurance provide for limits of liability of less than $1,750.000 per claim or $2,500,000 in the aggregate. All insurance covering the Collateral shall provide that, in the case of each separate loss, the full amount of insurance proceeds with respect thereto shall be payable to the Bank as its interests may appear; the Bank shall either apply such proceeds toward repayment of the Loan, or, at its option, make such proceeds available to the Borrower, in stages as the work progresses, for restoration of the loss or for such other purposes as the Bank may agree. If the Bank chooses to apply such proceeds toward repayment of the Loan, all such proceeds shall be applied in reduction of the Loan against payments coming due in the inverse order of their maturity. All such insurance policies shall provide for at least thirty (30) days' notice to the Bank prior to any cancellation or material modification thereof. Such policies of insurance shall provide that the rights of the Bank shall not be invalidated or affected by any act, omission, or neglect of the Borrower or any of their agents or employees. Prior to the making of the Loan hereunder the Borrower will deliver to the Bank copies of all such policies or certificates showing that the proceeds of all such insurance (other than the Workers' Compensation insurance) are payable to the Bank in accordance with this Section.

         7.04 The Borrower shall provide the Bank, within 30 days after any such request, with any and all financial information or data pertaining to the operation of the business of the Borrower, the status of its accounts, and its financial condition. In addition, and without limiting the generality of the foregoing, the Borrower shall furnish to the Bank:

                  (a) as soon as available and in any event within 30 days after the end of each fiscal quarter of the Borrower, copies of the balance sheet of the Borrower as at the end of such quarter and of the related statements of income and expense of the Borrower for such quarter and for the elapsed portion of the current fiscal year of the Borrower ended with the last day of such quarter, all in reasonable detail and with appropriate notes, if any, and all prepared and certified as complete and correct in all material respects by the President of the Borrower subject to year-end review adjustments;

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, copies of the balance sheet of the Borrower as at the end of such fiscal year and of the related statements of income and expense of the Borrower for such fiscal year, all in reasonable detail and with appropriate notes, if any, stating in comparative form the figures as at the end of and for the preceding fiscal year. The financial statements of the Borrower furnished hereunder shall be accompanied by an unqualified opinion of a firm of a certified public accountant of recognized standing, selected by Borrower

                                                                    EXHIBIT 4.11

and reasonably acceptable to the Bank stating that such financial statements present fairly the financial condition of the Borrower and have been prepared in accordance with generally accepted accounting principles consistently applied;

                  (c) concurrently with the financial statements furnished pursuant to subsections (a) and (b), a certificate of the President of the Borrower to the effect that in his opinion, based upon a review made under his supervision, the Borrower has performed and observed all of, and is not in default in the performance or observance of any of, the terms, covenants and conditions of this Agreement, the Notes, and the other agreements and instruments contemplated in this Agreement, or, if such is not the case, specifying all such defaults or failures and the nature thereof of which the signer of such certificate may have knowledge and stating the action proposed to be taken in respect thereof;

                  (d) concurrently with each of the financial statements furnished pursuant to subsection (b) a certificate of the aforesaid independent public accountants certifying to the Bank that they have reviewed and are familiar with the terms of this Agreement and all other agreements delivered in connection herewith and that based upon their examination of the affairs of the Borrower performed in accordance with such audit they are not aware of the occurrence or existence of any Event of Default or any event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default, or, if they are aware of any such Event of Default, condition, or event, the nature thereof;

                  (e) copies of all financial statements and reports which the Borrower shall send or make available generally to any of its shareholders, copies of all statements, reports and materials furnished under any note or credit agreement or other instrument (other than this Agreement) creating or providing for the creation of any indebtedness of the Borrower for borrowed money, and copies of all regular and periodic or other reports which the Borrower may be required to file with any borough or municipality or any federal or state regulatory agency and such other information relating to the business, affairs and financial condition of the Borrower as the Bank from time to time may reasonably request.

         All financial statements furnished under the foregoing requirements shall be prepared in accordance with generally accepted accounting principles, except as otherwise permitted herein. Throughout this Agreement, references to "indebtedness" of any person shall, unless otherwise specified, mean and refer to all obligations of such person (i) for money borrowed or (ii) incurred in connection with the acquisition of property or assets, including without limitation trade obligations incurred to suppliers in the ordinary course of business, in either case whether incurred directly or by guarantee and which in accordance with generally accepted accounting principles should be classified on a balance sheet of such person as a liability of such person whether secured or unsecured and, if secured, whether or not the person has assumed or become liable for its payment and whether or not the lender's, seller's, or lessor's remedies on default are limited to the sale or repossession of the property or asset subject to the mortgage, lien, pledge, charge, security interest created by any conditional sale agreement, capital lease or other title retention agreement securing the indebtedness.

                                                                    EXHIBIT 4.11

         7.05 The Borrower shall retain independent accountants who shall be certified public accountants of recognized standing in the financial community so long as any portion of the Loan remains unpaid or the Borrower is entitled to borrow hereunder, who shall be acceptable to the Bank, which acceptance will not be unreasonably withheld. The Bank shall have the right upon reasonable notice to the Borrower to confer in the Bank's discretion with Borrower's independent accountants at any time upon any matters involving the Borrower's financial condition, and such accountants as a condition of their retention by Borrower are hereby authorized to discuss fully and disclose all such matters with and to the Bank.

         7.06 The Borrower shall allow, and the Bank shall have the right, in the Bank's discretion, to inspect during normal business hours the books, records and accounts of the Borrower and any of the properties of the Borrower, real, personal, tangible or intangible; to verify or obtain any desired information regarding insurance coverage thereon from insurance carriers; to discuss the affairs, finances, and accounts of the Borrower, with the officers thereof and with contracting parties thereof at such reasonable times as the Bank may desire.

         7.07 The Borrower at all times will maintain and conduct its operations in accordance in all material respects with the requirements of all local ordinances including zoning, health and environmental laws. The Borrower will at all times maintain and conduct its operations in accordance in all material respects with all appropriate laws, rules and regulations of any federal, state or local regulatory agency or any other body having jurisdiction over the premises including without limitation the Connecticut Department of Public Utility Control, the Connecticut Department of Health Services and the Connecticut Department of Environmental Protection.

         7.08 The Borrower will reimburse the Bank at the closing of the transactions contemplated herein for the Bank's out-of-pocket disbursements and for costs, including attorneys' fees, associated with the preparation for and consummation of this Agreement, other documents required hereunder, and the closing contemplated hereunder.

         7.09 The Borrower shall, at its cost and expense and upon the request of the Bank, within ten (10) days after the Bank so requests, duly execute and deliver such further instruments or documents and shall do or cause to be done such further acts as may be necessary or proper in the opinion of the Bank to implement, perfect, or maintain the perfection of the provisions and purposes of this Agreement.

         7.10     The Borrower shall maintain all bank accounts with the Bank.

         7.11 With respect to the Plan, and any "employee pension benefit plan" within the meaning of, and subject to, the Employee Retirement Income Security Act of 1974 ("ERISA"), adopted by the Borrower, such plan or plans shall be maintained

                                                                    EXHIBIT 4.11

in accordance with all material applicable provisions of ERISA, and the Borrower will not permit, at any time, such plan or plans to:

         (i) engage in any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA;

         (ii) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived; or

         (iii) terminate under circumstances which the Borrower would have reason to expect would result in the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA.

         7.12 The Borrower shall reimburse the Bank within thirty (30) days after demand by the Bank, together with interest at the default rate, for any sums which the Bank has advanced or expended for the payment of taxes or assessments levied on or against the property of the Borrower or to obtain the discharge of any liens or encumbrances against such property or to pay for premiums on insurance which the Borrower is required to maintain; all of which advances or expenditures the Bank is hereby expressly authorized to make without prior request from or notice to the Borrower and without waiving any Event of Default hereunder.

         7.14 The Borrower shall notify the Bank immediately upon becoming aware of the occurrence or creation of any Event of Default (as defined herein) or any condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

                    SECTION 8. NEGATIVE COVENANTS OF BORROWER

         So long as any portion of the Loan remains unpaid and outstanding or the Borrower may borrow hereunder, the Borrower will not, without the express written consent of the Bank:

         8.01 Merge into or consolidate with, acquire or be acquired by, any other firm, corporation or other entity, or acquire all or substantially all the assets of any other firm, corporation or other entity.

         8.02 Sell, lease or otherwise dispose of any substantial portion of its assets.

                                                                    EXHIBIT 4.11

         8.03 Permit any liens, charges or encumbrances to be lodged upon or against, or to remain upon or against, any of the Borrower's properties or pledge or grant a security interest in any of its properties, except (a) the liens granted pursuant to this Agreement; (b) the liens referred to in Section
6.07 and set forth and described in Exhibit G; (c) liens for taxes not yet due; and (d) such liens for taxes, assessments and other charges as may be contested in good faith, provided that during the pendency of such contest neither the Borrower nor the Bank shall be exposed to criminal prosecution and no enforcement of any lien shall take place, and further provided that during such pendency adequate reserves against charges ultimately due shall be maintained.

         8.04     In case any property is subjected to a lien in violation of
Section 8.03, the Borrower will forthwith make or cause to be made provision whereby the Loan will be secured equally and ratably with all other obligations secured by such lien, and in any case the Bank shall have the benefit, to the full extent that, and with such priority as the Bank may be entitled thereto under applicable law, of an equitable lien on such property securing the Loan. Such violation of Section 8.03 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section.

         8.05 Undertake any business ventures significantly different from those currently conducted by the Borrower.

         8.06     Dissolve or change its present business form.

         8.07 Permit or suffer any suspension or revocation of, or any impairment of the benefits of, any franchise, license, permit, or certificate issued by any governmental agency or subdivision, the maintenance of which is necessary to the conduct of Borrower's business or any portion thereof.

         8.08 Make any loan or advance to any person, firm, corporation or association or any other individual or entity including any shareholder (all of which are hereinafter collectively called "person") or assume or guarantee or otherwise in any way become responsible for obligations of any person, whether by agreement to purchase the indebtedness of any person, or agreement for furnishing of funds to any person through the purchase of goods, supplies or services or by way of stock purchases, capital contributions, advances or loans for the purpose of payment or discharging the indebtedness of any person or otherwise, or have or incur any other contingent liabilities, except in the ordinary course of business.

         8.09 Incur, create, assume or permit to exist any indebtedness, or liability on account of advances or credit or leases (operating or capital), or any liability evidenced by notes, bonds, debentures or similar obligations except (a) the Loan contemplated herein, any renewal or extension thereof, and any other indebtedness to the Bank, (b) those leases, arrangements, contracts and other obligations set forth on Exhibit E attached hereto and made a part hereof, (c) liabilities incurred in connection

                                                                    EXHIBIT 4.11

with depositing checks and other negotiable instruments acquired in the normal course of business, and (d) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business.

         8.10 Directly or indirectly, purchase or acquire or otherwise have any interest in the obligations or stock of, or any other debt or equity interest in, any other person, firm, corporation, joint venture or other enterprise whatsoever except (a) direct obligations of the United States of America or (b) marketable certificates of deposit, time deposits, repurchase agreements, or commercial paper issued or undertaken by the Bank.

         8.11 Permit any amendment of the Certificate of Incorporation or Bylaws of the Borrower.

         8.12 Purchase any assets other than in the ordinary course of the Borrower's business.

                         SECTION 9. CONDITIONS PRECEDENT

         The Bank shall not be obligated to make any advance hereunder, unless and until each and every one of the following Conditions Precedent shall be met, fulfilled and completed to the Bank's full satisfaction or, in its sole discretion, accepted as modified or waived:

         9.01 All necessary steps to sustain or perfect the security interests and assignments of security in connection with the security interests granted herein shall have been completed to the Bank's satisfaction, and the Bank shall have received the aforementioned documents in form and substance satisfactory to the Bank.

         9.02 Except as set forth in Exhibit F, there shall be no litigation or administrative proceeding pending or threatened against the Borrower, which, if decided adversely to the Borrower, would have, in the reasonable judgment of the Bank, a materially adverse effect on the business, properties or assets of the Borrower.

         9.03 Except as set forth in Exhibit G, there shall be no liens, mortgages, encumbrances, assessments or other charges against the Borrower or any of the Borrower's properties, real or personal, other than those expressly permitted by this Agreement, or as may have been consented to by the Bank.

         9.04 The Bank shall have received an opinion from Wollenberg, Scully & Nicksa in form and substance substantially

                                                                    EXHIBIT 4.11

as set forth in Exhibit H.

         9.05 The Borrower shall have delivered to the Bank an Officer's Certificate in the form and substance as set forth in Exhibit I.

         9.06 The Borrower shall have paid the fees of the Bank's legal counsel in connection with the preparation, negotiation and execution of this Agreement and the documents contemplated herein.

         9.07 The Borrower shall have delivered to the Bank a mortgagee's policy of title insurance upon all real property of the Borrower in an amount not less than the lesser of the principal amount of the Loan or the fair market value of such real property.

         9.08 The Borrower shall be in compliance with all other terms and conditions of this Agreement.

                               SECTION 10. CLOSING

         10.01 The parties will convene at a closing for the purposes of satisfying all of the Conditions Precedent of this Agreement. The closing is being held on the date of this Agreement, at the offices of the Bank.

                               SECTION 11. DEFAULT

         11.01 The Borrower shall be (unless waived by the Bank in writing) in default with respect to the Loan upon the occurrence of any of the following events, each of which shall be deemed to be an Event of Default for the purposes of this Agreement:

                  (a) Failure to pay any installment of principal or interest of the Notes on the due date thereof.

                  (b) Failure of the Borrower or the Guarantor to perform or satisfy any condition, undertaking, agreement or covenant stated to be performed or satisfied by it under the terms of this Agreement or under the terms of the Notes or any other agreement, document or instrument entered into at any time in connection with the Loan, provided, however, that the Bank will not exercise any of the rights which it may have by virtue of a failure to perform or a failure to satisfy any of the covenants contained in Sections 7.02, 7.04, 7.05, 7.07, 7.11, 8.03, or 8.04 hereof unless the Borrower has failed to cure any such failure

                                                                    EXHIBIT 4.11

within thirty (30) days after notice from the Bank of the failure, provided further, however, that the Bank will not exercise any of the rights which it may have by virtue of a failure to perform or a failure to satisfy any of the covenants contained in Sections 7.01(b) or 8.07 hereof unless the Borrower has failed to apply to the appropriate court or other authority, within ten business days after becoming aware of the failure to perform or satisfy such covenant, for a stay of the suspension, forfeiture, lapse, revocation or impairment of that Borrower's licenses, certificates, permits, franchises or other operating rights or such court or other authority has, within thirty business days from such failure to perform or satisfy, not issued such stay or any such stay, once having been issued, subsequently ceases to be in effect.

                  (c) Any representation or warranty made in this Agreement or in any writing furnished in connection herewith proves to be incorrect or inaccurate or incomplete in any material respect as of the date it was made or given.

                  (d) The Borrower shall fail for a period of thirty (30) days to discharge any attachment, levy, garnishment, lien or other distraint (not permitted by this Agreement), whether by judgment or otherwise, on any of its properties, real or personal.

                  (e) The Borrower shall be in default or breach of any material provision of any lease, agreement, contract or other undertaking entered into by the Borrower in the course of the conduct of its business which, in the Bank's reasonable discretion, is deemed to be material to the operations or conduct of business by the Borrower.

                  (f) Dissolution, termination of existence or insolvency of the Borrower, or its inability or failure to pay its debts generally as they mature, or appointment of a receiver of any portion of its properties, or a common law assignment or trust mortgage for the benefit of its creditors, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws or any law relating to the relief of debtors (state or federal) by or against the Borrower, or readjustment of its indebtedness, reorganization, or composition, by or against and with or without the consent of the Borrower provided, however, that with respect to the commencement of any proceeding under the bankruptcy or insolvency laws brought against the Borrower by a third party, such commencement shall not constitute an Event of Default if such proceeding is dismissed within sixty (60) days from its commencement.

         11.02 Upon the occurrence of any Event of Default as described herein, the Bank may, in its sole discretion, declare the principal balance of the Notes, together with all interest and other charges, to be immediately due and payable, whereupon the maturity of the then unpaid balance of principal of the Notes shall be accelerated, and the same, together with all unpaid interest accrued thereon, and costs of collection including reasonable attorneys' fees, shall be immediately due and payable without any demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding.

         11.03 In the event that any one or more of the Events of Default as described herein shall occur, the Bank may proceed to protect and enforce its rights by suit in equity or by action at law or both, whether for the specific performance of any

                                                                    EXHIBIT 4.11

covenant, agreement or other provision herein contained, or contained in the Notes, or in any document or instrument delivered in connection herewith or otherwise, including, but not limited to, the Notes and the Open End Mortgage.

         11.04 No right or remedy herein conferred upon the Bank is intended to be exclusive of any other right or remedy contained in the Notes or in this Agreement or in any instrument or document delivered in connection herewith, and all such rights and remedies shall be cumulative and shall be in addition to every other such right or remedy contained herein or therein or now or hereafter existing at law or in equity or by statute or otherwise.

         11.05 No course of dealing between the Bank and either Borrower nor any failure or delay by the Bank to exercise any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege, or be construed to prevent the further or future exercise of the same or any other right, power or privilege.

         11.06 The Borrower will pay all of the Bank's costs and expenses of collection of the Notes and of the enforcement, protection, and realization upon any security afforded under this Agreement or any instrument of security delivered hereunder, including reasonable attorneys' fees, and may take judgment for all such amounts in any applicable action, in addition to the other amounts of unpaid principal and interest, or other items to which it may be entitled to judgment.

                            SECTION 12. MISCELLANEOUS

         12.01 No modification, amendment or waiver of any term or condition of this Agreement, and no consent by the Bank to any departure therefrom, shall be effective unless the same shall be in writing signed by a duly authorized representative of the Bank, and the same shall then be effective only for the period and upon the specific conditions recited in such writing.

         12.02    (a)      This Agreement, the Notes, and any and all other
instruments and documents contemplated herein shall be governed by, and construed and enforced in accordance with, Connecticut law.

                  (b) The Borrower hereby waives trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Agreement, the Loan, the Notes, or any other instrument or document evidencing or securing the Loan, or any assignment thereof, or by reason of any other cause or dispute whatsoever between the Borrower and the Bank of any kind or nature. The Borrower and the Bank hereby agree that the United States District Court for the District of Connecticut and the Superior Court of the State of Connecticut, in each case located in Hartford County, shall (in

                                                                    EXHIBIT 4.11

addition to such courts as by law are otherwise proper) have jurisdiction to hear and determine any claims or disputes between the Bank and the Borrower, pertaining directly or indirectly to this Agreement or to any matter arising therefrom. The Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in either of such courts, hereby waiving personal service of the writ, summons, complaint, or other process of papers issued therein, and agree that service of such summons and complaint, or other process or papers may be made by registered or certified mail addressed to the Borrower at the addresses of the Borrower (either as set forth in Section 12.03 of this Agreement or as provided to the Bank in writing) or service upon any proper officer or agent as provided by law.

         12.03 All notices, requests or other communications required or permitted hereunder shall be in writing and shall be addressed to the Bank, Attention Diane M. Pelletier, Assistant Treasurer, Farmington Savings Bank, 32 Main Street, Farmington, Connecticut 06085, and to the Borrower, The Unionville Water Company, P.O. Box 157, Unionville, Connecticut 06085.

         12.04 Should any stamp, excise or other tax become levied against or payable with respect to this Agreement, or any Note, or any modification of the same, or any other document or instrument contemplated hereby, the Borrower shall pay the same and hold the Bank harmless with respect thereto. Should there be any charge for recording, filing or perfection of any document or instrument contemplated hereby, the Borrower will pay the same and hold the Bank harmless with respect thereto. In the event that any law, regulation, treaty or official directive or the interpretation or application thereof by any court or governmental authority or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

         (i) subjects the Bank to any tax with respect to any amounts payable by the Borrower or otherwise with respect to the transactions contemplated hereunder (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof), or

         (ii) imposes, codifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitments to make loans or advances by, the Bank to the Borrower (other than such requirements the effect of which is included in the determination of the interest rates for loans or advances made hereunder or in connection with the Notes), or

         (iii) imposes upon the Bank any other condition with respect to the loans or advances or commitments to make loans or advances made hereunder or under the Notes, and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by or return on equity of the Bank or impose any expense upon the Bank with respect to any loans or advances or commitments to make loans or advances hereunder or under the Notes, the Bank shall so notify the Borrower.

                                                                    EXHIBIT 4.11

The Borrower agrees to pay the Bank the amount of such increase in cost, reduction in income, reduced return on equity or additional expense as and when such cost, reduction in income, reduced return on equity or additional expense is incurred or determined, upon presentation by the Bank of a statement of the amount and setting forth the Bank's calculation thereof (in determining such amount, the Bank may use any reasonable averaging and attribution methods), which statement shall be deemed true and correct absent manifest error.

         12.05 The captions of the various Sections hereof have been inserted for the convenience of the parties only and are not intended as limitations upon the text to which they refer.

         12.06 This Agreement shall be binding upon the parties hereto, their representatives, successors and assigns; provided, however, that the Bank may assign any of its rights, powers or privileges hereunder at any time.

         12.07 This Agreement may be executed in one or more counterparts, each of which shall be an original instrument and all of which together shall constitute one and the same instrument.

         12.08 WITHOUT LIMITING OTHER RIGHTS ACCORDED THE BANK HEREUNDER, THE BORROWER HEREBY CERTIFIES THAT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS A COMMERCIAL TRANSACTION AND HEREBY WAIVE ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE.

         12.09 The Borrower shall indemnify, defend, and hold harmless the Bank against and in respect of any and all suits, claims, proceedings, damages, and losses (other than as a result of the Bank's negligence or willful misconduct) asserted against or incurred by the Bank and arising out of or resulting from the failure of the Borrower to comply with the provisions of applicable federal, state, and local laws, regulations, and ordinances.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date and year first above written.

                                             FARMINGTON SAVINGS BANK

                                             By: /s/ Diane M. Pelletier
                                                 -----------------------
                                                     Assistant Treasurer

                                             THE UNIONVILLE WATER COMPANY

                                                                    EXHIBIT 4.11

                                             By: /s/ Stephen A. Flis
                                                 -----------------------
                                                     Its President

STATE OF CONNECTICUT)
                    )      ss.: Farmington: April 11, 1991
COUNTY OF HARTFORD  )

         On this date personally appeared before me Diane M. Pelletier, who acknowledged herself to be an Assistant Treasurer of Farmington Savings Bank, a banking corporation existing under the laws of the State of Connecticut, and that she, as such Assistant Treasurer, being authorized so to do, executed the foregoing Revolving and Term Loan and Security Agreement for the purposes therein contained by signing the name of said corporation by herself as Assistant Treasurer.

         In Witness Whereof, I hereunto set my hand.

                                             /s/  Walter C. Nicksa, Jr.
                                             -----------------------
                                             Commissioner of the Superior Court

STATE OF CONNECTICUT)
                    )      ss.: Farmington: April 11, 1991
COUNTY OF HARTFORD  )

         On this date personally appeared before me Stephen A. Flis, who acknowledged himself to be President of The Unionville Water Company, a corporation organized under the laws of the State of Connecticut, and that he, as such President, executed the Revolving and Term Loan and Security Agreement for the purposes therein contained by signing the name of the Corporation by himself as President.

         In Witness Whereof, I hereunto set my hand.

                                             /s/ Walter C. Nicksa, Jr.
                                             -----------------------
                                             Commissioner of the Superior Court

                                                                    EXHIBIT 4.11

                              SCHEDULE OF EXHIBITS

EXHIBIT A                  Form of Term Note, Section 2.01.

EXHIBIT B                  Form of Line of Credit, Section 3.02.

EXHIBIT C-1                Description of Real Property included in the
                           Property, Section 5.01(a).

EXHIBIT C-2                Description of water supply, transmission and
                           distributing monies, etc., Section 5.01(b).

EXHIBIT C-3                Description of machinery, pumps, etc., Section 5.01
                           (c).

EXHIBIT D                  Form of Mortgage Deed, Section 5.01(a).

EXHIBIT E                  Form of Leases, Arrangements, Contracts, etc.,
                           Section 6.04.

EXHIBIT F                  List of Claims, Actions, Proceedings, etc. Section
                           7.06.

EXHIBIT G                  List of Liens and Encumbrances, Section 6.07.

EXHIBIT H                  Form of Opinion of Borrower's Counsel, Section 9.04.

EXHIBIT I                  Form of Officer's Certificate, Section 9.05.

EXHIBIT J                  Employee Benefit Plan, Section 6.10.

                                                                    EXHIBIT 4.11

                                                                       EXHIBIT A

                                    TERM NOTE

                                                         Farmington, Connecticut
  $1,900,000.00                                          Dated: April__, 1991

         FOR VALUE RECEIVED, the undersigned, THE UNIONVILLE WATER COMPANY, a public service company with its principal place of business at 30 Mill Street, P.O. Box 157, Unionville, Connecticut 06085 (the "Borrower"), hereby promises to pay to the order of FARMINGTON SAVINGS BANK (the "Bank") the principal sum of One Million, Nine Hundred Thousand Dollars ($1,900,000.00) together with interest thereon from the date hereof on the unpaid principal balance hereof remaining outstanding from time to time at the rate hereinafter provided.

         The proceeds of this Term Note are to be used exclusively as set forth in the Revolving and Term Loan and Security Agreement of even date herewith between the Borrower and the Bank (the "Loan Agreement").

         This Term Note shall bear interest on the unpaid principal balance hereof from time to time as follows:

         (i) from the date hereof through April 30, 1996, the interest rate shall be _____ percent (___%) per annum; and

         (ii) effective on May 1, 1996, and on each sixtieth (60th) monthly anniversary date thereafter (each anniversary referred to herein as an "Interest Change Date"), the interest rate shall be increased or decreased to a rate determined by adding two and one-half percentage points (2.5%) (the "Margin") to the most recent Federal Home Loan Bank of Boston Long-Term, Regular, 5 Year, Fixed Rate Mortgage Rate (the "Index"), available forty-five (45) days prior to the Interest Change Date (the Index so used prior to the applicable Interest Change Date shall be referred to as the "Current Index"), rounded to the next highest one-eighth of one percentage point (0.125%). Each new interest rate will be effective beginning on each Interest Change Date. If the Current Index is no longer available, the Bank will use a similar index chosen by it in the exercise of its reasonable discretion.

         Interest shall be payable at the applicable aforesaid rates on the outstanding principal balance of this Term Note, both before and after maturity, by acceleration or otherwise, whether or not judgment is rendered hereon, until paid in full. Interest shall be computed on the basis of a year of 360 days, and shall be payable monthly in arrears for the actual number of days in each month.

         The Borrower shall pay to the Bank, on the first day of each month commencing on June 1, 1991 and continuing through May 1, 1996, equal monthly payments of principal and interest in the amount of $___________ which payments are designed to

                                                                    EXHIBIT 4.11

amortize said principal and interest (at the initial rate hereunder) over the period beginning June 1, 1991 and ending at the Final Maturity (as hereinafter defined).

         Beginning on June 1, 1996, and on each sixtieth (60th) monthly anniversary of that date thereafter (each such date referred to hereinafter as a "Payment Change Date"), the monthly payments of principal and interest shall be adjusted to an amount so as to amortize the remaining balance of the principal and interest hereunder, based upon the current rate of interest applicable at the applicable Interest Change Date immediately preceding the Payment Change Date, within the period measured from the applicable Interest Change Date until the Final Maturity (as hereinafter defined).

         On May 1, 2011, (the "Final Maturity"), the Borrower shall make one final payment to the Bank in the amount of the then outstanding principal balance of this Term Note, together with all accrued and unpaid interest and any other sums due and owing hereunder.

         The Borrower may prepay the principal balance outstanding under this Term Note without penalty for the thirty (30) days preceding each Interest Change Date upon thirty (30) days' prior written notice to the Bank. Prepayment made at any other time shall be allowed only upon payment by the Borrower of a "Prepayment Change," which shall be one hundred ten percent (110%) of the present value of the difference between:

                  (a) the interest on the amount prepaid for the remaining term to the next Interest Change Date, as determined by the Current Index, and

                  (b) the interest on the same amount for the remaining term to the next Interest Change Date, as determined by the Index in effect for that maturity on the day prepayment is made.

         Any payments received by the Bank under this Term Note shall be applied first to any costs, fees, and expenses due hereunder, then to the payment of interest, and finally to the payment of principal.

         If any payment due hereunder, whether of principal, interest, fees or otherwise, is not received by the Bank within 15 days after the date on which it is payable, (a) the unpaid and outstanding balance of this Term Note shall bear interest, from the date on which the overdue payment was originally payable, at a rate which is three percentage points (3%) in excess of the applicable rate as set forth above (the "default rate"), and (b) the Bank shall charge and collect, in addition to interest at the default rate, a late charge equal to five percent (5%) of the overdue payment.

         Both principal and interest are payable in lawful money of the United States of America to the Bank at 32 Main Street,

                                                                    EXHIBIT 4.11

Farmington, Connecticut 06032, or at such other address as the Bank designates.

         This Term Note is executed pursuant to the Loan Agreement, to which reference may be had for a complete description of the terms and conditions of borrowing hereunder, including certain Events of Default and rights of acceleration. The indebtedness described herein shall have the benefit of the collateral described in the Loan Agreement.

         The loan evidenced by this Term Note was made in, and this Term Note shall be governed by the laws of, the State of Connecticut.

         The Bank shall have a lien on and, after an Event of Default, an option to set off against, all deposits and other property of the Borrower in the possession or control of or in transit to the Bank, without prior demand or notice, against the indebtedness described herein.

         This Term Note shall, at the option of the Bank, without necessity for notice to or demand upon the Borrower, become immediately due and payable if any payment of principal or interest on this Term Note is not paid within fifteen
(15) days of the date on which it is due, or upon the occurrence of any other Event of Default, as defined in the Loan Agreement.

         Following default, the interest rate on this Term Note shall increase to the default rate, as that term is defined above.

         If this Term Note is not paid when due, whether in accordance with the terms hereof, by acceleration or otherwise, the undersigned agrees to pay all the Bank's costs of collection, including reasonable attorneys' fees.

         No modification, amendment, or waiver of any term or condition of this Term Note, and no consent by the Bank to any departure therefrom, shall be effective unless the same shall be in writing signed by a duly authorized representative of the Bank, and the same shall be effective only for the period and upon the specific conditions recited in such writing.

         If this Term Note is subject to a law which sets maximum charges, and that law is finally interpreted so that the interest or other charges collected or to be collected with respect to this Term Note exceed the permitted limits, then any such charge shall be reduced by the amount necessary to reduce the charge to the permitted limit.

         THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS TERM NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES,

                                                                    EXHIBIT 4.11

OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE.

         THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS PROMISSORY NOTE.

         The Borrower hereby waives presentment, demand for payment, protest, notice of protest, and notice of dishonor.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note as of the date and year first above written.

                                    THE UNIONVILLE WATER COMPANY

                                    By _____________________________________

                                       Stephen A. Flis
                                       Its President

                                                                    EXHIBIT 4.11

                                                                       EXHIBIT B

                          REVOLVING LINE OF CREDIT NOTE

                                                         Farmington, Connecticut
 $500,000.00                                             Dated: April ___ , 1991

         FOR VALUE RECEIVED, the undersigned, THE UNIONVILLE WATER COMPANY, a Connecticut public service company with its principal place of business at 30 Mill Street, P.O. Box 157, Unionville, Connecticut 06085 (the "Borrower"), hereby promises to pay to the order of FARMINGTON SAVINGS BANK (the "Bank") the principal sum of Five Hundred Thousand Dollars ($500,000.00) or so much thereof as may have been advanced from time to time, together with interest thereon from the date hereof on the unpaid principal balance hereof remaining outstanding from time to time at the rate hereinafter provided.

         The proceeds of this Revolving Line of Credit Note are to be used exclusively as set forth in the Revolving and Term Loan and Security Agreement of even date herewith between the Borrower and the Bank (the "Loan Agreement").

         This Revolving Line of Credit Note shall bear interest on the unpaid principal balance hereof from time to time at a rate which shall be a floating rate equal to one percentage point (1.0%) above the Bank's "Base Rate," which rate shall change and be adjusted simultaneously with any changes in the Base Rate during the period any principal balance under this Revolving Line of Credit
Note is outstanding. The Bank's Base Rate is the rate published by the Bank from time to time as such and is not necessarily the best or lowest interest rate charged by the Bank. Interest shall be payable at the aforesaid rate(s) on the outstanding principal payable monthly in arrears, on the first day of each month, commencing May 1, 1991, for the actual number of days in each month.

         Unless the term of this Revolving Line of Credit Note is extended by the Bank in the Bank's sole discretion, the Borrower shall, on May 1, 1992, make one final payment to the Bank in the amount of the then outstanding principal balance of this Revolving Line of Credit Note, together with all accrued and unpaid interest and any other sums due and owing hereunder.

         The Borrower may prepay the principal balance outstanding under this Revolving Line of Credit Note from time to time,

                                                                    EXHIBIT 4.11

in full or in part, without penalty.

         Any payments received by the Bank under this Revolving Line of Credit Note shall be applied first to any costs, fees, and expenses due hereunder, then to the payment of interest, and finally to the payment of principal.

         If any payment due hereunder, whether of principal, interest, fees or otherwise, is not received by the Bank within 15 days after the date on which it is payable, (a) the unpaid and outstanding balance of this Revolving Line of Credit Note shall bear interest, from the date on which the overdue payment was originally payable, at a rate which is three percentage points (3%) in excess of the applicable rate as set forth above (the "default rate"), and (b) the Bank shall charge and collect, in addition to interest at the default rate, a late charge equal to five percent (5%) of the overdue payment.

         Both principal and interest are payable in lawful money of the United States of America to the Bank at 32 Main Street, Farmington, Connecticut 06032, or at such other address as the Bank designates.

         This Revolving Line of Credit Note is executed pursuant to the Loan Agreement, to which reference may be had for a complete description of the terms and conditions of borrowing hereunder, including certain Events of Default and rights of acceleration. The indebtedness described herein shall have the benefit of the collateral described in the Loan Agreement.

         The loan evidenced by this Revolving Line of Credit Note was made in, and this Revolving Line of Credit Note shall be governed by the laws of, the State of Connecticut.

         The Bank shall have a lien on and, after an Event of Default, an option to set off against all deposits and other property of the Borrower in the possession or control of or in transit to the Bank, without prior demand or notice, against the indebtedness described herein.

         This Revolving Line of Credit Note shall, at the option of the Bank, without necessity for notice to or demand on the Borrower, become immediately due and payable if any payment of principal or interest on this Revolving Line of Credit Note is not paid within 15 days after the date on which it is due, or upon the occurrence of any other Event of Default, as defined in the Loan Agreement.

         Following default, the interest rate on this Revolving Line of Credit Note shall increase to the default rate, as that term is defined above.

                                                                    EXHIBIT 4.11

         If this Revolving Line of Credit Note is not paid when due, whether in accordance with the terms hereof, by acceleration or otherwise, the undersigned agree to pay all the Bank's costs of collection, including reasonable attorneys' fees.

         No modification, amendment, or waiver of any term or conditions of this Revolving Line of Credit Note, and no consent by the Bank to any departure therefrom, shall be effective unless the same shall be in writing signed by a duly authorized representative of the Bank, and the same shall be effective only for the period and upon the specific conditions recited in such writing.

         If this Revolving Line of Credit Note is subject to a law which sets maximum charges, which law is finally interpreted so that the interest or other charges collected or to be collected with respect to this Revolving Line of Credit Note exceed the permitted limits, than any such charge shall be reduced by the amount necessary to reduce the charge to the permitted limit.

         THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS REVOLVING LINE OF CREDIT NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE.

         THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION KAY BE COMMENCED ARISING OUT OF THIS PROMISSORY NOTE.

         The Borrower hereby waives presentment, demand for payment, protest, notice of protest, and notice of dishonor.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Line of Credit Note as of the date and year first above written.

                          THE UNIONVILLE WATER COMPANY

                          By _________________________

                                                                    EXHIBIT 4.11

                             Stephen A. Flis
                             Its President

                                                                    EXHIBIT 4.11

                                   EXHIBIT C-1

PARCEL ONE:

A certain piece or parcel of land situated on the easterly side of the extension of Knollwood Road in the Town of Farmington, County of Hartford and State of Connecticut and more particularly bounded and described as follows, to wit:

Commencing at the northwesterly corner of Lot No. 128 on a map entitled, "Revised map Part Four_Section Four The Highlands Property of Howard L.
Menzel, Inc. Farmington, Conn. March 9, 1960 Scale 1"_50' George R. Jenkinson C.E. Revised Sept. 25, 1961", on file in the Town Clerk's Office in said Town of Farmington; thence running easterly along the northerly line of Lot No. 128 and Lot No. 127 as shown on said map, a distance of 291.62 feet; thence running northwesterly in a line making an interior angle with the last described line of 180 5' 00" a distance of 305.08 feet to a point; thence running southerly along a curve to the left with a radius of 158.72 feet a distance of 84.92 feet; thence running southerly along the easterly highway line of Knollwood Road a distance of 11.15 feet to the point or place of beginning.

PARCEL TWO:

A certain piece or parcel of land, with the buildings and improvements thereon, containing 53.617 acres more or less and sited on the Northeasterly side of the Colt Highway, also known as Route 6, and on the Southerly and Easterly side of Reservoir Road in the Town of Farmington, County of Hartford and State of Connecticut, said parcel is more particularly shown on a map entitled: "Map of Land Owned By Unionville Water Company Colt Highway & Reservoir Road Farmington, Connecticut Scale 1" = 100' September 1986 Certified Substantially Correct in Accordance with Class A--2 of the Code of Recommended Practice For Accuracy of Surveys & Maps. Edward F. Reuber, Surveyor, Hodge Surveying Associates, P.C.", which map is on file in the Farmington Town Clerk's Office and to which reference Is hereby made for a more particular description.

PARCEL THREE:

Those certain pieces or parcels of land, with the buildings and improvements thereon, situated in the Town of Farmington, County of Hartford and State of Connecticut being shown as "Portion A of Parcel A--3 Area = 1.52 ac." and "Portion B of Parcel A--3 Area = 1.92 ac." on a map entitled "MAP OF FARMINGTON INDUSTRIAL PARK & LAND OF WEST HARTFORD VILLAGE, INC., Et. Al. Farmington & Plainville Connecticut" Scale 1" = 200'_September, 1962, bearing a latest revision date of May, 1978, by the office of Merton Hodge & Assoc., which map is on file in the Farmington Town Clerk's Office and to which reference is hereby made for a more particular description; said premises are bounded and described as follows:

         Portion A of Parcel A--3

         Commencing at a point in the westerly street line of proposed Johnson Avenue, which point is marked by the intersection of the northeasterly corner of land now or formerly of the City of New Britain and the southeasterly corner of the land herein described, as shown on said map; thence running N 77(degree) 38' 30" W, 256.96 feet to a point; thence N 11(degree) 50' 41" W, 241.28 feet to a point; thence S 88(degree) 22' 15" H, 270.95 feet to a point; thence in a curve to the left having a radius of 728.73 feet, a distance of 36.85 feet to a point; thence S 6(degree) 10' E, 248.15 feet to the point and place of beginning.

                            PORTION B OF PARCEL A--3

         Commencing at a point 256.96 feet northwest of the westerly street line of proposed Johnson Avenue, which point is marked by the intersection of the southwesterly corner of "Portion A of Parcel A--3" and the southeasterly corner of the land herein described, as shown on said map; thence N 77(degree) 38' 30" W, 97.78 feet to a point; thence N 77(degree) 38' 34" W, 351.80 feet along the Farmington/Plainville Town Line to a point; thence N 22(degree) 11' 12" W, 165.00 feet to a point; thence S 88(degree) 22' 15" E, 452.12 feet to a point; thence S 11(degree) 50' 41" E, 241.28 feet to the point and place of beginning.

Said parcels are conveyed together with such easements or rights of way appurtenant thereto as of record appear.

PARCEL FOUR:

A certain piece or parcel of land, with the buildings and improvements thereon, situated in the Town of Plainville, County of Hartford and State of Connecticut being shown as "Portion C of Parcel A--3 Area = 1.65 ac." on a map entitled "MAP OF FARMINGTON INDUSTRIAL PARK & LAND OF WEST HARTFORD VILLAGE, INC., Et. Al. Farmington & Plainville Connecticut" Scale 1" = 200'_September, 1962, hearing a latest revision date of May, 1978, by the office of Merton Hodge & Assoc., which map is on file in the Plainville Town Clerk's Office and to which reference is hereby made for a more particular description; said premises are bounded and described as follows:

Commencing at a point, which point is marked by the intersection of the northwesterly corner of land now or formerly of the City of New Britain and the northeasterly corner of land now or formerly of Angelo Tomasso, Inc., as shown on said map; thence S 83(degree) 33' 30" W, 126.54 feet to a point; thence S 82(degree) 18' W, 112.91 feet to a point; thence N 00(degree) 48' 38" W, 296.60 feet to a

                                                                    EXHIBIT 4.11

point; thence S 77(degree) 38' 34" E, 351.80 feet along the Plainville/ Farmington Town Line to a point; thence S 27(degree) 56' 30" W, 217.29 feet to the point and place of beginning.

Said parcel is conveyed together with such easements or rights of way appurtenant thereto as of record appear.

PARCEL FIVE:

Two certain pieces or parcels of land situated on in the Town of Avon, County of Hartford and State of Connecticut and being shown as Parcels "A" and "B" on a map entitled: "Map of Land To Be Conveyed To The Unionville Water Company Easterly of Huckleberry Hill Road, Avon, Conn. Scale 1" = 50' - February, 1965. Revised April 20, 1965 to Show Addition of Parcel `B'", which map is certified substantially correct by W.F. Grunewald and Edward F. Reuber, Surveyors Merton Hodge & Associates, Engineers and Surveyors and is on file in the Avon Town Clerk's Office, to which reference is hereby made for a more particular description; said parcels are bounded and described as follows:

         Parcel A

         Commencing at a point at the southeasterly corner of said parcel, which point marks the southwesterly corner of land now or formerly of Laura Clark; thence running along land now or formerly of Alfred D. and Eleanor L. Bauer N 85(degree) 06' W, a distance of 40.10 feet to a point; thence running along land now or formerly of Dorothy Penny Lee N 85 (degree) 37' N, a distance 64.13 feet to a point; thence running along land now or formerly of Malcolm D. Robertson, being a right of way, N 31(degree) 31' 50" N, a distance of 154.00 feet to a point; thence running along land now or formerly of said Robertson N 62(degree) 34' 50" E, a distance of 97.24 feet to a point; thence running along land now or formerly of said Robertson N 2(degree) 10' 10" E, a distance of 225.00 feet to a point; thence running along land now or formerly of said Robertson N 52(degree) 39' 20" E, a distance of
         136.10 feet to a point on the westerly line of land now or formerly of Laura Clark; thence running along land now or formerly of said Laura Clark S 2(degree) 10' 10" W, a distance of 492.12 feet to the point or place of beginning.

         Said parcel contains 1.25 acres more or less.

         Parcel B

         Commencing at the southeasterly corner of land now or formerly of Malcolm D. Robertson, being shown as Parcel "A" on the above described map, which point marks the southwesterly corner of the herein described premises; thence running N 2(degree) 10' 10" E along the easterly line of said Parcel "A" as shown on said map, a distance of 492.12 feet to a point; thence running S 87(degree) 49' E along other land now or formerly of Laura Clark, a distance of 260.00feet to a point; thence running S 2(degree) 10' 10" W along other land now or formerly of Laura Clark, a distance of 504.52 feet to a point on the northerly line of land now or formerly of Alfred D. and Eleanor L. Bauer; thence running along the northerly line of land now or formerly of said Bauers, N 85(degree) 06' W, a distance of 260.30 feet to the point or place of beginning.

         Said parcel contains 2.97 acres more or less.

PARCEL SIX:

A certain piece or parcel of land situated on the easterly side of Waterville Road in the Town of Farmington, County of Hartford and State of Connecticut and bounded and described as follows, to wit:

Beginning at a concrete monument in the easterly line of Waterville Road, said monument marking the intersection of the easterly line of said road with the southerly line of the right of way of the Board of Water Commissioners of the City of Hartford; thence running southerly along Waterville Road a distance of 45 feet; thence running easterly at right angles to the easterly line of Waterville Road a distance of 60 feet; thence running northerly at right angles to the last mentioned line, a distance of 15.3 feet more or less to the southerly line of the right of way of The Board of Water Commissioners of the City of Hartford, thence running westerly along the southerly line of said right of way a distance of 67 feet more or less to the point and place of beginning.

PARCEL SEVEN:

A certain piece or parcel of land, with the buildings and improvements thereon, situated on the Northwesterly side of Reservoir Road and the Southwesterly side of Diamond Glen Road in the Town off Farmington, County of Hartford and State of Connecticut; said premises are more particularly bounded and described as follows:

Northeasterly              by Diamond Glen Road;
Southeasterly              by Reservoir Road;
Southwesterly              by land now or formerly of Irwin C. and Helen S. Cowper; and
Westerly                   by land now or formerly of Paul M. and Marilyn J. Ingram.

                                                                    EXHIBIT 4.11

                                   EXHIBIT C-2

                    Description of Water Supply, Transmission
                             and Distribution Mains

         Five gravel packed wells at Chas House and Sons, Inc. well field off Perry Street in the Unionville Section of Farmington, Connecticut, a gravel packed well at Connecticut Sand and Stone site off Farmington Avenue, Farmington, Connecticut, a rock well at Pondwood Acres off Coppermine Road, Farmington, Connecticut, a rock well at Wells Acres off Plainville Avenue, Farmington, Connecticut and four wells at Farmington Industrial Park off Johnson Avenue, Farmington, Connecticut, all interconnected by various transmission mains with three water storage tanks located on Reservoir Road and Colt Highway, Farmington, Connecticut, Farmington Edge, Farmington, Connecticut and Anvil Drive, Avon, Connecticut. Pump houses utilized in connection therewith and pump houses for emergency connections to the Metropolitan District Commission water transmission mains located on Huckleberry Hill Road, Avon, Knollwood Road, Farmington and Waterville Road, Farmington, Connecticut.

         Approximately 79 miles of cast iron, asbestos cement, galvanized iron, PVC copper tubing and wrought iron transmission and distribution mains.

                                                                    EXHIBIT 4.11

                                   EXHIBIT C-3

                      Description of Machinery, Pumps, etc.

         Various liquid chlorinators, water pumps, gas and diesel emergency generators located at the Company's eleven well sites in the Town of Farmington.

         Approximately 4273 5/8 inch meters, 286 one inch meters, 81 two inch meters and 3 four inch meters; approximately 544 fire hydrants.

         Various corporations, fittings, gates and boxes, hydrants and parts, service materials, sleeves, and ductile iron pipe.

         Personal property of the Unionville Water Company, including, but not by way of limitation, all office furniture, furnishings and equipment, computer hardware and software, laboratory and metering equipment, communication equipment, tools, transportation equipment, power operated equipment, and inventory and supplies.

                                                                    EXHIBIT 4.11

                                    EXHIBIT D

                    OPEN-END MORTGAGE AND SECURITY AGREEMENT

         KNOW YE, that THE UNIONVILLE WATER COMPANY, a Connecticut public service company with offices located at 30 Mill Street, Unionville, Connecticut 06085 (hereinafter called the "Grantor"), for the consideration of One Dollar ($1.00) and other valuable consideration received to its full satisfaction of FARMINGTON SAVINGS BANK, having its principal place of business at 32 Main Street, Farmington, Connecticut 06032 (hereinafter called the "Grantee"), does give, grant, bargain, sell and confirm unto the Grantee, its successors and assigns forever, all of the real property, tangible and intangible, personal property, and all corporate rights and franchises, income, licenses, permits, privileges of the Grantor including, but without limiting the generality of the foregoing (a) all of those certain pieces or parcels of land, with all buildings and improvements now existing or hereafter erected thereon, situated in the Towns of Farmington and Avon, County of Hartford and State of Connecticut, more particularly described in Exhibit A, attached hereto and hereby incorporated herein by reference together with all tangible and intangible personal property of the Grantor including but not limited to all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, machinery, pumps, generators, engines, implements, equipment, pipelines, conduits, aqueducts, dams, reservoirs, fences, structures, fixtures and all other personal property of whatever kind and nature necessary or incidental to the proper use of the premises and the business of the Grantor, now located on or hereafter placed upon said premises, all of which are declared and shall be deemed to be fixtures and accessions to the freehold and a part of the realty and shall be covered by this Mortgage and; (b) all water supply, transmission and distributing mains, conduits and pipes of the Grantor, and all meters, service pipes, hydrants, hydrant connections and other appliances and apparatus connected with said mains, conduits and pipes including but not limited to such property described in Exhibit B attached hereto and incorporated herein by reference, (c) all machinery, pumps, generators, engines, implements, boilers, equipment and systems and all other tangible personal property of the Grantor, including but not limited to such property described in Exhibit C attached hereto and incorporated herein by reference, (d) all intangible personal property of the Grantor, including but not limited to Grantor's accounts and accounts receivable, and (e) all after-acquired real and personal property and rights and interests therein, of whatever nature (all property of the Grantor, including without limitation such property as described in paragraphs (a) through (e) above shall be collectively hereinafter referred to as the "Mortgaged Property");

         TO HAVE AND TO HOLD the herein granted and bargained Mortgaged Property, with the appurtenances thereof, unto the Grantee, its successors and assigns forever, to its and their proper use and behoof. And also, the Grantor does for itself and its successors and assigns, covenant with the Grantee, its successors and assigns, that, at and until the ensealing of these presents, it

                                                                    EXHIBIT 4.11

is well seized of the Mortgaged Property as a good indefeasible estate IN FEE SIMPLE, and has good right to bargain and sell the same in the manner and form as above written; and the same is free from all encumbrance whatsoever, except for such items listed in the schedules of exception to coverage in the title insurance policy insuring Grantee's interest in the Mortgaged Property issued by the Connecticut Attorneys Title Insurance Company of even date herewith.

         AND FURTHERMORE, the Grantor does by these presents bind herself and her successors and assigns forever, to WARRANT AND DEFEND the herein granted and bargained Premises to the Grantee, its successors and assigns, against all claims and demands whatsoever, except as above stated.

         THE CONDITION OF THIS DEED is such that:

         WHEREAS, (a) to refinance a demand obligation, the proceeds of which were used to fund construction of certain utility plant facilities of the Grantor and (b) to finance the construction of additional utility plant facilities of the Grantor, and to finance the construction of the remainder of the Improvements, the Grantee has agreed to lend the Grantor the sum of One Million Nine Hundred Thousand Dollars ($1,900,000.00), said term loan to be evidenced by the Grantor's term promissory note in the principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000.00) (hereinafter sometimes called the "Term Note"), in the form attached hereto and made a part hereof as Exhibit D; and

         WHEREAS, to finance the Grantor's working capital needs the Grantor has agreed to lend and relend to the Grantor from time to time, as requested by the Grantor amounts which in the aggregate at any one time outstanding do not exceed Five Hundred Thousand Dollars ($500,000.00), said revolving line of credit to be evidenced by the Grantor's revolving line of credit promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (hereinafter sometimes called the "Revolving Line of Credit Note") in the form attached hereto and made a part hereof as Exhibit D-l (the Term Note and the Revolving Line of Credit note hereinafter referred to collectively as the "Notes"); and

         WHEREAS, the Grantor and the Grantee have entered into a certain Revolving and Term Loan and Security Agreement of even date herewith (hereinafter referred to as the Loan Agreement"); and

         WHEREAS, the Grantor has executed the Notes, the Loan Agreement, and certain other documents, all in favor of the Grantee and dated of even date herewith (which documents are hereinafter collectively referred to as the "Loan Documents"); and

         WHEREAS, the Grantee desires to secure the prompt payment of the Notes together with interest thereon and any

                                                                    EXHIBIT 4.11

additional indebtedness accruing to it on account of any future payments, advances or expenditures made by it pursuant to the terms hereof or the terms of any of the Loan Documents (all hereinafter sometimes collectively referred to as the "Liabilities");

         NOW, THEREFORE, if the Liabilities shall be promptly paid according to their tenor, and all agreements and provisions herein contained are fully kept and performed by the Grantor, then this deed shall be void, otherwise to remain in full force and effect.

         The Grantor, in order to more fully protect the security of this mortgage deed ("Mortgage"), does hereby covenant and agree that:

         1. The Grantor shall pay and perform the Liabilities in accordance with their terms and shall comply with the terms of the Loan Documents and this Mortgage.

         2. Grantor shall pay and discharge as the same become due all taxes and assessments that may accrue, be levied, or assessed upon the Premises or any part thereof, or upon Grantee's interest therein or upon this Mortgage or the Liabilities or the Note, without regard to any law heretofore or hereafter enacted imposing payment of the whole or any part thereof upon the Grantee; upon the passage of any law imposing the payment of the whole or any part thereof upon Grantee or upon the rendering of a decision by any court of competent jurisdiction that the undertaking by Grantor to pay such taxes is legally inoperative, then the Liabilities, without deduction, shall, at the option of the Grantee, become immediately due and payable, notwithstanding anything contained in this Mortgage or any law heretofore enacted.

         Grantor shall pay or cause all such taxes or levies to be paid within ten (10) days after the same are payable and shall provide the Grantee with evidence of such payment within ten (10) days thereafter.

         Notwithstanding the foregoing, such taxes, levies or assessments may be contested by or on behalf of Grantor in good faith and by appropriate proceedings provided that payments are made to the extent provided by law and that the Grantor has made (in the reasonable opinion of the Grantee) adequate financial provision for any unpaid portion thereof.

         In the event Grantor, at any time or times hereafter, shall fail to pay any such taxes or assessments or to obtain promptly the discharge of such lien, Grantor shall so advise Grantee thereof in writing and the Grantee may (but shall be under no obligation to do so), without waiving or releasing any obligation or default of Grantor hereunder or any Event of Default hereunder, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Grantee deems advisable. All sums so paid by Grantee and any expenses,

                                                                    EXHIBIT 4.11

including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by the Grantor, upon demand, and payment of such sums, together with interest at a Contract Rate which is three percentage points (3%) per annum in excess of the rates then in effect under the Notes (which rates shall be computed on the basis of a year of 360 days, but shall be payable for the actual number of days such sums remain unpaid and which rate shall hereinafter be referred to as the "Default Rate") shall be secured hereby to the maximum extent permitted by law.

         3. The Grantor, at its sole cost and expense, shall keep and maintain the Mortgaged Property insured for the lesser of its full insurable value or such amounts and with such deductibles as may be ordinarily maintained by others engaged in the same or similar business as the Grantor against all risk of physical loss, including damage by fire, theft, explosion, sprinklers, vandalism, malicious mischief, and all other hazards and risk ordinarily insured against by other owners or users of similar properties and notify Grantee promptly of any event or occurrence causing a material loss or diminution in the value of the Mortgaged Property and the estimated (or actual, if available) amount of such loss or diminution. The Grantor shall also keep and maintain public liability insurance naming the Grantee as an additional insured, in amounts satisfactory to the Grantee. The original or a certified copy of each policy of insurance shall be delivered to Grantee, together with evidence of payment therefor. The original (or certified copy) of any renewal or replacement policies or a certificate thereof shall be delivered to Grantee not less than ten (10) days prior to the expiration of any such policies, together with evidence of payment for such renewal or replacement policies. The provision of such insurance by other persons, such as tenants, does not release the Grantor from the aforesaid obligations.

         All such policies of insurance shall be subject to the approval of the Grantee with respect to companies, forms, expiration date, and amount, which approval shall not be unreasonably withheld. No changes may be made in the amount of such insurance without Grantee's prior approval, provided that the amount of insurance coverage may be increased without approval of the Grantee.

         Such policies of insurance shall contain an endorsement, in form and substance satisfactory to Grantee, showing loss payable to Grantee. Such endorsement, or an independent instrument furnished to Grantee, shall provide that the insurance companies will give Grantee at least ten (10) days' prior written notice before any such policy or policies of insurance shall be materially altered or cancelled and that no act or default of Grantor or any other person shall affect the right of Grantee to recover under such policy or policies of insurance in case of loss or damage. Grantor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Grantee. Grantor irrevocably makes, constitutes and appoints Grantee (and all officers, employees or agents designated by Grantee), at the Grantee's sole option, as Grantor's true and lawful attorney (and agent--in--fact) upon the occurrence of, and during the continuation of, an Event of Default, as described in Section 13 hereof, for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all

                                                                    EXHIBIT 4.11

determinations and decisions with respect to such policies of insurance. All proceeds received under any insurance policy described herein shall be held and applied, at the Grantee's sole option, towards the repair, restoration or rebuilding of the Premises or towards the Liabilities in such manner as the Grantee shall deem advisable.

         In the event Grantor, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Grantee, without waiving or releasing any obligation or default by Grantor hereunder, or any Event of Default as defined herein, may (but shall be under no obligation to do so) at any time or times thereafter obtain and maintain such policies of insurance and pay such premium and take such other action with respect thereto which Grantee deems advisable. All sums so disbursed by Grantee shall be payable by Grantor on demand, and payment of such sums, together with interest at the Default Rate, shall be secured hereby to the maximum extent permitted by law.

         4. The Grantor shall comply, in all material respects, with all agreements to which any portion of the mortgaged Property is subject.

         5. During the term of the Notes, the Grantor shall not sell, transfer or convey the Mortgaged Property or any part thereof or any interest, legal or equitable, therein and shall not create or incur or suffer to be created or incurred or to exist any mortgage, lien, or other encumbrance on the Mortgaged Property, except encumbrances as to which Grantee has given its prior written consent.

         6. Grantor shall comply with all laws, regulations, or requirements of any governmental agencies relating to the Mortgaged Property, and shall cause any tenant or tenants in the Mortgaged Property to do the same.

         7. The Grantee shall not be compelled to release, or be prevented from foreclosing or enforcing this Mortgage upon all or any part of the Mortgaged Property, unless the entire debt and all items hereby secured shall be paid in lawful money as aforesaid; and the Grantee shall not be required to accept any part or parts of the Mortgaged Property, as distinguished from the entire whole thereof, as payment of or upon the said debt to the extent of the value of such part or parts, and shall not be compelled to accept or allow such apportionment of said debt to or among any separate parts of the Mortgaged Property.

         8. The Grantor shall immediately pay to the Grantee all sums, including costs, expenses, and reasonable agents' or attorneys' fees, which the Grantee may expend or become obligated to pay in any proceedings, legal or otherwise, to prevent the commission of waste, to establish or sustain the lien of this Mortgage or its priority, or to defend against liens or encumbrances asserting priority to this Mortgage (other than those specifically excepted herein); or in payment, settlement, discharge or release

                                                                    EXHIBIT 4.11

of any such asserted lien or encumbrance made upon advice of counsel that the same is or may be superior or adverse to the lien of this Mortgage; or in connection with any suit to enforce or foreclose this Mortgage; or to recover any sums hereby secured. All such sums so paid by the Grantee shall be payable by the Grantor on demand, and payment of such sums, together with interest at the Default Rate, shall be secured hereby to the maximum extent permitted by law.

         9. No delay or failure of the Grantee to exercise any option herein given or reserved shall constitute a waiver of such option or estop the Grantee from afterwards exercising the same or any other option at any time, and the payment or contracting to pay by the Grantee of anything the Grantor has herein agreed to pay shall not constitute a waiver of the default of the Grantor in failing to make said payments and shall not estop the Grantee from foreclosing this Mortgage on account of such failure of the Grantor. The rights, options, powers and remedies herein provided shall be cumulative and no one or more of them shall be exclusive of the other or others, or of any right or remedy now or hereafter given or allowed by law.

         10. In the event the whole or any part of the Mortgaged Property shall be taken by the exercise of the right of condemnation or eminent domain or conveyed in lieu thereof to those authorized to exercise such right, or by alteration of the grade of any highway or street or other injury to or decrease in value of the Mortgaged Property, all awards and other monies payable to the Grantor on account of such taking or injury shall be deposited with the Grantee and shall be applied by the Grantee against the Liabilities in such manner as the Grantee shall deem advisable.

         The Grantee shall have the right to intervene and participate in any proceedings for and in connection with any taking, alteration or injury referred to in this Section 10; provided, however, that if such intervention shall not be permissible or permitted by the Court, the Grantor shall, at its expense, consult with the Grantee, its attorneys and experts and make all reasonable efforts to cooperate with them in any presentation or participation in such proceedings. The Grantor shall not enter into any agreement for the taking of the Mortgaged Property or any part thereof, with any person or persons authorized to acquire the same by condemnation or eminent domain, unless the Grantee shall have consented thereto in writing.

         For the purpose of effecting the provisions of this Section 10, the Grantor hereby assigns to the Grantee all of its right, title, and interest in and to any and all awards for any occurrences referred to in this Section 10, subject to the provisions of this Section 10 and the provisions of Section 11 hereof. The Grantor hereby covenants and agrees, upon request of the Grantee to make, execute and deliver any and all assignments and other instruments deemed by the Grantee necessary or desirable for the purpose of confirming or further evidencing said assignment by the Grantor of its share of the aforesaid awards to the Grantee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever created by the Grantor, except as above stated.

                                                                    EXHIBIT 4.11

         11. Notwithstanding any taking by eminent domain or conveyance in lieu thereof, alteration of the grade of any highway or street or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, the Liabilities shall continue to earn interest at the rate agreed upon until any such award or payment shall have been actually received by the Grantee and any reduction in the principal sum resulting from the application by the Grantee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. Said award or payment shall, pursuant to the provisions of Section 10 hereof, at the option of the Grantee, be applied by the Grantee against the Liabilities in such manner as the Grantee shall deem advisable. If prior to the receipt by the Grantee of such award or payment the Mortgaged Property shall have been sold on foreclosure of this Mortgage, the Grantee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with interest thereon at the highest rate being borne by any of the Liabilities, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the reasonable counsel fees, costs and disbursements incurred by the Grantee in connection with the collection of such award or payment.

         12. The Grantee shall have the right to visit and inspect the Mortgaged Property, to examine the books of account of the Grantor relating thereto, and to discuss such accounts with the Grantor at all such reasonable times as the Grantee may request. Upon the commencement of any action to foreclose this Mortgage and upon the Grantee's request, the Grantor shall immediately deliver to the Grantee all sets of plans, specifications, building drawings, permits, licenses, leases, and other instruments pertaining to the Mortgaged Property.

         13. The Grantor agrees that upon the occurrence of any Event of Default under the Loan Agreement, then, any such occurrence being an Event of Default hereunder, at the option of the Grantee, all sums owing from the Grantor to the Grantee shall become immediately due and payable without the necessity for demand or notice, and Grantee shall be entitled to all rights and remedies provided herein and by law, which remedies shall be cumulative and not exclusive.

         14. As further and additional security for the performance of the terms and conditions of this Mortgage, and for the payment of the Liabilities, the Grantor hereby assigns, transfers, and sets over to the Grantee all rents from the Mortgaged Property whether now or hereafter due and payable. Until the occurrence of an Event of Default hereunder, Grantor may collect and retain such rents. The Grantor hereby agrees that upon the occurrence of an Event of Default as described in Section 13 hereof, the Grantee is hereby authorized and empowered, by its servants, agents or attorneys, to enter upon the Mortgaged Property and to collect and receive all rents therefrom, whether then due and payable or thereafter becoming due and payable by reason of any lease or leases which have heretofore or may hereafter be entered into with respect to the Mortgaged Property, and to apply the same against the Liabilities in such manner as the Grantee may deem advisable.

                                                                    EXHIBIT 4.11

         Nothing in this Section shall in any way impair or affect any right or remedy which the Grantee might now or hereafter have were it not for the provisions of this Section, but the rights and remedies given by the provisions of this Section shall be in addition to all other rights and remedies which the Grantee may have.

         Grantor shall not, without the written consent of the Grantee, receive or collect rent from any tenant or any person in possession of the whole or any part of the Mortgaged Property for more than one (1) month in advance and shall not waive, release, reduce, discount or otherwise discharge or compromise any such rents. Grantor further agrees that it will not assign any of the rents, issues, and profits of the Mortgaged Property.

         15. THE GRANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR BY FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE GRANTEE MAY DESIRE TO USE, AND AUTHORIZES GRANTEE'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THE WAIVER. FURTHER, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS.

         16. It is the intent of the parties hereto that this instrument shall constitute a Security Agreement within the meaning of the Uniform Commercial Code as then in effect (the "Uniform Commercial Code") with respect to (a) all furniture, fixtures, machinery and equipment of the Grantor at any time located in the Mortgaged Property and all replacements thereof, substitutions therefor and additions and accessions thereto, and that a security interest shall attach thereto and (b) all other personal property of the Grantor (said property being sometimes hereinafter referred to as the "Collateral") for the benefit of the Grantee to secure the Liabilities and all other sums and charges which may become due hereunder. The Grantor hereby authorizes the Grantee to file financing and continuation statements with respect to the Collateral without the signature of the Grantor whenever lawful. Upon the occurrence of an Event of Default described in Section 15 hereof, the Grantee, pursuant to the Uniform Commercial Code, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which event the default provisions of the Uniform Commercial Code shall not apply. The parties agree that in the event the Grantee elects to proceed with respect to the Collateral described in subsection (a) above separately from the real property, ten (10) days' notice of the sale of the Collateral shall be reasonable notice. The

                                                                    EXHIBIT 4.11

Grantor agrees that, without the written consent of the Grantee, the Grantor will not remove or permit to be removed from the Mortgaged Property or the improvements thereon any of the Collateral. Any replacements, renewals and additions to or for the Collateral shall become and be immediately subject to the security interest of this Mortgage and be covered thereby. The Grantor shall, from time to time, on request of the Grantee, deliver to the Grantee an inventory of the Collateral in reasonable detail, including an itemization of all items leased to the Grantor or subject to a conditional bill of sale, security agreement or other title retention agreement.

         17. This Mortgage cannot be amended, modified or changed except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

         18. All the covenants, conditions and agreements hereof shall bind the heirs, administrators, successors and assigns of the Grantor and shall inure to the benefit of and be available to the successors and assigns of the Grantee.

         19. A waiver, in one or more instances, of any of the terms and provisions hereof, shall apply to the particular instance or instances at the particular time or times only, and shall not be a continuing waiver, and all the terms, covenants and agreements herein and all of the terms, covenants and agreements of the Notes, the Loan Agreement, and all other instruments and agreements executed and delivered in connection with any of the Liabilities shall survive and continue to remain in full force and effect.

         20. Grantee may collect a "late charge" not to exceed an amount equal to five percent (5%) of any installment of interest, principal, taxes, assessments and insurance which is not paid to Grantee within fifteen (15) days of the due date thereof, to cover the extra expense involved in handling such delinquent payment.

         21. This Mortgage and the Notes are to be governed by and construed in accordance with the laws of the State of Connecticut.

         22. This is an open-end mortgage and the holder thereof shall have all the rights, powers and protection to which the holder of any open-end mortgage shall now or hereafter be entitled. As authorized by Connecticut General Statutes Section 49-2(c), as amended, and all other applicable laws and subject only to such limitations as are imposed by law, additional loans or advances are specifically permitted to be made under this Mortgage and shall be secured equally with, and with the same priority over the claims as, the debt secured hereby at the time of recording this Mortgage.

                                                                    EXHIBIT 4.11

         IN WITNESS WHEREOF, the Grantor has caused this instrument to be duly executed and delivered as of this 11th day of April, 1991.

Signed, sealed and delivered               THE UNIONVILLE WATER COMPANY
in the presence of:

____________________________________       _________________________________
                                           Stephen A. Flis,
____________________________________       Its President, Duly Authorized

STATE OF CONNECTICUT)
                    )      ss.: Farmington: April 11, 1991
COUNTY OF HARTFORD  )

         On this date personally appeared before me Stephen A. Flis, who acknowledged himself to be President of Unionville Water Company, a corporation organized under the laws of the State of Connecticut, and that he, as such President, executed the Open-End Mortgage and Security Agreement for the purposes therein contained by signing the name of the Corporation by himself as President.

         In Witness Whereof, I hereunto set my hand.

                                           __________________________________
                                           Commissioner of the Superior Court

                                                                    EXHIBIT 4.11

                                                                       EXHIBIT D

                                    TERM NOTE

                                                         Farmington, Connecticut
 $1,900,000.00                                            Dated: April ___, 1991

         FOR VALUE RECEIVED, the undersigned, THE UNIONVILLE WATER COMPANY, a public service company with its principal place of business at 30 Mill Street, P.O. Box 157, Unionville, Connecticut 06085 (the "Borrower"), hereby promises to pay to the order of FARMINGTON SAVINGS BANK (the "Bank") the principal sum of One Million, Nine Hundred Thousand Dollars ($1,900,000.00) together with interest thereon from the date hereof on the unpaid principal balance hereof remaining outstanding from time to time at the rate hereinafter provided.

         The proceeds of this Term Note are to be used exclusively as set forth in the Revolving and Term Loan and Security Agreement of even date herewith between the Borrower and the Bank (the "Loan Agreement").

         This Term Note shall bear interest on the unpaid principal balance hereof from time to time as follows:

         (i) from the date hereof through May 31, 1996, the interest rate shall be ______________ percent (%) per annum; and

         (ii) effective on May 1, 1996, and on each sixtieth (60th) monthly anniversary date thereafter (each anniversary referred to herein as an "Interest Change Date"), the interest rate shall be increased or decreased to a rate determined by adding two and one-half percentage points (2.5%) (the "Margin") to the most recent Federal Home Loan Bank of Boston Long-Term, Regular, 5 Year, Fixed Rate Mortgage Rate (the "Index"), available forty-five (45) days prior to the Interest Change Date (the Index so used prior to the applicable Interest Change Date shall be referred to as the "Current Index"), rounded to the next highest one-eighth of one percentage point (0.125%). Each new interest rate will be effective beginning on each Interest Change Date. If the Current Index is no longer available, the Bank will use a similar index chosen by it in the exercise of its reasonable discretion.

         Interest shall be payable at the applicable aforesaid rates on the outstanding principal balance of this Term Note, both before and after maturity, by acceleration or otherwise, whether or not judgment is rendered hereon, until paid in full. Interest shall be computed on the basis of a year of 360 days, and shall be payable monthly in arrears for the actual number of days in each month.

                                                                    EXHIBIT 4.11

         The Borrower shall pay to the Bank, on the first day of each month commencing on June 1, 1991 and continuing through May 1, 1996, equal monthly payments of principal and interest in the amount of $___________ which payments are designed to amortize said principal and interest (at the initial rate hereunder) over the period beginning June 1, 1991 and ending at the Final Maturity (as hereinafter defined).

         Beginning on June 1, 1996, and on each sixtieth (60th) monthly anniversary of that date thereafter (each such date referred to hereinafter as a "Payment Change Date"), the monthly payments of principal and interest shall be adjusted to an amount so as to amortize the remaining balance of the principal and interest hereunder, based upon the current rate of interest applicable at the applicable Interest Change Date immediately preceding the Payment Change Date, within the period measured from the applicable Interest Change Date until the Final Maturity (as hereinafter defined).

         On May 1, 2011, (the "Final Maturity"), the Borrower shall make one final payment to the Bank in the amount of the then outstanding principal balance of this Term Note, together with all accrued and unpaid interest and any other sums due and owing hereunder.

         The Borrower may prepay the principal balance outstanding under this Term Note without penalty for the thirty (30) days preceding each Interest Change Date upon thirty (30) days' prior written notice to the Bank. Prepayment made at any other time shall be allowed only upon payment by the Borrower of a "Prepayment Change," which shall be one hundred ten percent (110%) of the present value of the difference between:

                  (a) the interest on the amount prepaid for the remaining term to the next Interest Change Date, as determined by the Current Index, and

                  (b) the interest on the same amount for the remaining term to the next Interest Change Date, as determined by the Index in effect for that maturity on the day prepayment is made.

         Any payments received by the Bank under this Term Note shall be applied first to any costs, fees, and expenses due hereunder, then to the payment of interest, and finally to the payment of principal.

         If any payment due hereunder, whether of principal, interest, fees or otherwise, is not received by the Bank within 15 days after the date on which it is payable, (a) the unpaid and outstanding balance of this Term Note shall bear interest, from the date on which the overdue payment was originally payable, at a rate which is three percentage points (3%) in excess of the applicable rate as set forth above (the "default rate"), and (b) the Bank shall charge and collect, in addition to interest at the

                                                                    EXHIBIT 4.11

default rate, a late charge equal to five percent (5%) of the overdue payment.

         Both principal and interest are payable in lawful money of the United States of America to the Bank at 32 Main Street, Farmington, Connecticut 06032, or at such other address as the Bank designates.

         This Term Note is executed pursuant to the Loan Agreement, to which reference may be had for a complete description of the terms and conditions of borrowing hereunder, including certain Events of Default and rights of acceleration. The indebtedness described herein shall have the benefit of the collateral described in the Loan Agreement.

         The loan evidenced by this Term Note was made in, and this Term Note shall be governed by the laws of, the State of Connecticut.

         The Bank shall have a lien on and, after an Event of Default, an option to set off against, all deposits and other property of the Borrower in the possession or control of or in transit to the Bank, without prior demand or notice, against the indebtedness described herein.

         This Term Note shall, at the option of the Bank, without necessity for notice to or demand upon the Borrower, become immediately due and payable if any payment of principal or interest on this Term Note is not paid within fifteen
(15) days of the date on which it is due, or upon the occurrence of any other Event of Default, as defined in the Loan Agreement.

         Following default, the interest rate on this Term Note shall increase to the default rate, as that term is defined above.

         If this Term Note is not paid when due, whether in accordance with the terms hereof, by acceleration or otherwise, the undersigned agrees to pay all the Bank's costs of collection, including reasonable attorneys' fees.

         No modification, amendment, or waiver of any term or condition of this Term Note, and no consent by the Bank to any departure therefrom, shall be effective unless the same shall be in writing signed by a duly authorized representative of the Bank, and the same shall be effective only for the period and upon the specific conditions recited in such writing.

         If this Term Note is subject to a law which sets maximum charges, and that law is finally interpreted so that the interest or other charges collected or to be collected with respect to this Term Note exceed the permitted limits, then any such charge shall be reduced by the amount necessary to reduce the charge to the permitted limit.

                                                                    EXHIBIT 4.11

         THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS TERM NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE.

         THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS PROMISSORY NOTE.

         The Borrower hereby waives presentment, demand for payment, protest, notice of protest, and notice of dishonor.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note as of the date and year first above written.

                                       THE UNIONVILLE WATER COMPANY

                                       By ______________________________
                                               Stephen A. Flis
                                               Its President

                                                                    EXHIBIT 4.11

                                                                       EXHIBIT E

                          REVOLVING LINE OF CREDIT NOTE
                                                         Farmington, Connecticut
 $500,000.00                                             Dated: April ___ , 1991

         FOR VALUE RECEIVED, the undersigned, THE UNIONVILLE WATER COMPANY, a Connecticut public service company with its principal place of business at 30 Mill Street, P.O. Box 157, Unionville, Connecticut 06085 (the "Borrower"), hereby promises to pay to the order of FARMINGTON SAVINGS BANK (the "Bank") the principal sum of Five Hundred Thousand Dollars ($500,000.00) or so much thereof as may have been advanced from time to time, together with interest thereon from the date hereof on the unpaid principal balance hereof remaining outstanding from time to time at the rate hereinafter provided.

         The proceeds of this Revolving Line of Credit Note are to be used exclusively as set forth in the Revolving and Term Loan and Security Agreement of even date herewith between the Borrower and the Bank (the "Loan Agreement").

         This Revolving Line of Credit Note shall bear interest on the unpaid principal balance hereof from time to time at a rate which shall be a floating rate equal to one percentage point (1.0%) above the Bank's "Base Rate," which rate shall change and be adjusted simultaneously with any changes in the Base Rate during the period any principal balance under this Revolving Line of Credit
Note is outstanding. The Bank's Base Rate is the rate published by the Bank from time to time as such and is not necessarily the best or lowest interest rate charged by the Bank. Interest shall be payable at the aforesaid rate(s) on the outstanding principal payable monthly in arrears, on the first day of each month, commencing May 1, 1991, for the actual number of days in each month.

         Unless the term of this Revolving Line of Credit Note is extended by the Bank in the Bank's sole discretion, the Borrower shall, on May 1, 1992, make one final payment to the Bank in the amount of the then outstanding principal balance of this Revolving Line of Credit Note, together with all accrued and unpaid interest and any other sums due and owing hereunder.

         The Borrower may prepay the principal balance outstanding under this Revolving Line of Credit Note from time to time, in full or in part, without penalty.

         Any payments received by the Bank under this Revolving Line of Credit Note shall be applied first to any costs, fees, and expenses due hereunder, then to the payment of interest, and finally to the payment of principal.

                                                                    EXHIBIT 4.11

         If any payment due hereunder, whether of principal, interest, fees or otherwise, is not received by the Bank within 15 days after the date on which it is payable, (a) the unpaid and outstanding balance of this Revolving Line of Credit Note shall bear interest, from the date on which the overdue payment was originally payable, at a rate which is three percentage points (3%) in excess of the applicable rate as set forth above (the "default rate"), and (b) the Bank shall charge and collect, in addition to interest at the default rate, a late charge equal to five percent (5%) of the overdue payment.

         Both principal and interest are payable in lawful money of the United States of America to the Bank at 32 Main Street, Farmington, Connecticut 06032, or at such other address as the Bank designates.

         This Revolving Line of Credit Note is executed pursuant to the Loan Agreement, to which reference may be had for a complete description of the terms and conditions of borrowing hereunder, including certain Events of Default and rights of acceleration. The indebtedness described herein shall have the benefit of the collateral described in the Loan Agreement.

         The loan evidenced by this Revolving Line of Credit Note was made in, and this Revolving Line of Credit Note shall be governed by the laws of, the State of Connecticut.

         The Bank shall have a lien on and, after an Event of Default, an option to set off against all deposits and other property of the Borrower in the possession or control of or in transit to the Bank, without prior demand or notice, against the indebtedness described herein.

         This Revolving Line of Credit Note shall, at the option of the Bank, without necessity for notice to or demand on the Borrower, become immediately due and payable if any payment of principal or interest on this Revolving Line of Credit Note is not paid within 15 days after the date on which it is due, or upon the occurrence of any other Event of Default, as defined in the Loan Agreement.

         Following default, the interest rate on this Revolving Line of Credit Note shall increase to the default rate, as that term is defined above.

         If this Revolving Line of Credit Note is not paid when due, whether in accordance with the terms hereof, by acceleration or otherwise, the undersigned agree to pay all the Bank's costs of collection, including reasonable attorneys' fees.

                                                                    EXHIBIT 4.11

         No modification, amendment, or waiver of any term or conditions of this Revolving Line of Credit Note, and no consent by the Bank to any departure therefrom, shall be effective unless the same shall be in writing signed by a duly authorized representative of the Bank, and the same shall be effective only for the period and upon the specific conditions recited in such writing.

         If this Revolving Line of Credit Note is subject to a law which sets maximum charges, which law is finally interpreted so that the interest or other charges collected or to be collected with respect to this Revolving Line of Credit Note exceed the permitted limits, than any such charge shall be reduced by the amount necessary to reduce the charge to the permitted limit.

         THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS REVOLVING LINE OF CREDIT NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE.

         THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS PROMISSORY NOTE.

         The Borrower hereby waives presentment, demand for payment, protest, notice of protest, and notice of dishonor.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Line of Credit Note as of the date and year first above written.

                                       THE UNIONVILLE WATER COMPANY

                                       By_____________________________________
                                              Stephen A. Flis
                                              Its President

                                                                    EXHIBIT 4.11

                                    EXHIBIT E

              Leases, Arrangements, Contracts and Other Obligations

Service Contracts:

1.       Abacus Business Products

2.       Acme Security Company

3.       Cathodic Protection Services

4.       Computer Support

5.       Cummins Connecticut, Inc.

6.       Decision Data

7.       Mechanics Uniform Service

8.       Pitney Bowes, Inc.

9.       Russelectric, Inc.

10.      Southern New England Telephone

11.      Whistle Cleaning Service

Leases:

1.       Chas. W. House & Sons, Inc.-- Well Field Lease

2.       Tunxis Realty -- Office Lease

Others:

1.       Extension Agreement with State of Connecticut for Tunxis Community
         College

2.       Agreement For Wells Acres Well

3.       Various Extension Agreements with developers

                                                                    EXHIBIT 4.11

                                    EXHIBIT F

                 Claims, Actions and Administrative Proceedings

                              Pending or Threatened

Docket No. 91--01--18

         Application of Unionville Water Company for a Declaratory Ruling (Re: RWR Forest Park and North Meadows).

                                                                    EXHIBIT 4.11

                                    EXHIBIT G

                             Liens and Encumbrances

         All those items set forth in the schedules of exceptions to the coverage in the Title Insurance Policy insuring Farmington Savings Bank's interest in the property as issued by Connecticut Attorneys Title Insurance Company (Mortgagee Policy #422105).